UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

SONIC SOLUTIONS

(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2008, the Compensation Committee of Sonic Solutions (the “Company”) recommended, and the Company’s Board of Directors (the “Board”) approved, the 2008 Executive Bonus Plan (the “Plan”). The Plan provides for cash bonus payments to Plan participants, including the Company’s executive officers covered by the disclosure requirements for executive compensation in Item 402(c) of Regulation S-K (the “Executive Officers”), in each fiscal quarter, unless otherwise determined by the Board (the “Performance Period”), based on a performance metric to be designated by the Board and on the number of bonus sharing units, or points, allocated to each participant in accordance with the terms of the Plan (the “Bonus Units”).

For each Performance Period, the Board, in its sole discretion, shall designate (a) the performance metric, (b) the aggregate number of participants, which will be the Executive Officers and the members of the Company’s senior management designated for participation in the Plan, or a range in the number of participants, to be included under the Plan, (c) the aggregate number of Bonus Units, or a range of Bonus Units, to be administered under the Plan, and (d) the specific number of Bonus Units to be allocated to each of the Executive Officers. The Board may, in its sole discretion, make or modify any of these determinations at any time up to the date the bonus amount under this Plan is paid to participants for a particular Performance Period.

For each Performance Period, the Company’s Chief Executive Officer and/or Chief Operating Officer shall designate (a) the specific non-Executive Officer employees who will be participants, and (b) the specific number of Bonus Units to be allocated to each of the non-Executive Officer employees, provided that the total number of participants and Bonus Units will be equal to the aggregate number or range set by the Board. Subject to the Board’s discretion, the Chief Executive Officer and Chief Operating Officer may make or modify any of these determinations at any time up to the date the bonus amount under this Plan is paid to participants for a particular Performance Period.

Pursuant to the Plan, payments of the bonus amounts will be made in cash. At the end of each Performance Period, the Company’s Chief Financial Officer will calculate the bonus amount payable to each participant, which is the performance metric multiplied by the participant’s Bonus Units and divided by the sum of all Bonus Units held by all participants at the end of such Performance Period.

This description is qualified in its entirety by reference to the copy of the Executive Bonus Plan attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Executive Bonus Plan, Effective October 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC SOLUTIONS

Date: September 30, 2008	By:	/s/ David C. Habiger
Name: David C. Habiger
Title: President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Executive Bonus Plan, Effective October 1, 2008